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                                                                  Exhibit 10.14




                   FIVE YEAR LEASE AGREEMENT



This agreement will confirm our understanding between Sound Floor Coverings, Inc. ("Owner") and Pivot Rules, Inc., a New York corporation (hereinafter referred to as "Pivot"), with respect to Pivot's right to use the facility at 18375 Olympic Avenue South, Tukwila, WA 98188 (Beginning at the southeast corner of said lot 13; thence north 11o23'50" east along the east line of said lot 13, a distance of 25.58 feet to the true point of beginning; thence north 78o36'10" west parallel to said south line of lot 13 a distance of 511.04 feet to the west boundary of lot 13; thence along the west boundary of said lots 13 and 14 with the following bearings and distances: north 43o17'00" east 71.16 feet; thence north 34o05'00" each 99.00 feet; thence north 26o27'00" east 98.00 feet; thence north 20o26'00" east 100.00 feet; thence north 15o42'00" east
99.00 feet; thence north 11o32'00" east 100.00 feet; thence north 09o15'00" east 97.00 feet; thence north 10o51'00" east 82.00 feet; thence leaving said west boundary south 78o36'10" east a distance of 390.87 feet to the west margin of Olympic Avenue South produced north; thence south 11o23'50" west along said west margin produced north a distance of 723.10 feet to the true point of beginning.), approximately 18,000 square feet of space ("Property") as more specifically set forth below:

     1. "Owner" hereby grants to "Pivot" and its employees permission to enter upon and use the "Property" for the purpose of warehousing.

     2. This lease shall run for a five (5) year term commencing September 1, 1994, running through August 31, 1999.

          (a) Commencing September 1, 1994, and monthly thereafter for five (5) years, "Pivot" shall deliver and set-up the product on the "Property".

     3. The consideration to be paid "Owner" in connection with "Pivot's" use of the "Property" shall be Five Thousand Two Hundred Twenty Dollars ($5,220.00) per month including triple net expenses for 3 years; and Five Thousand Seven Hundred Sixty Dollars ($5,760.00) per month including triple net expenses through month 60. Rent shall be due and payable on the First of Every Month.

          (a) In Addition, a security deposit of Five Thousand Two Hundred Twenty Dollars ($5,220.00) will be paid on September 1, 1994. This security deposit is to be returned to "Pivot" within 5 days of "Pivot's" vacating premises at the
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          termination of this lease, provided property is left in same condition as received; except for ordinary and reasonable wear and tear.

     4. Tenant Improvements: All tenant improvements requested by the tenant will be mutually agreed upon between the tenant and the landlord. The tenant improvement costs will be paid by the tenant.

     5. Tenant shall have a one-time-only cancellation provision in this lease such that on January 1, 1995, they may give notice of intent to cancel this lease as of March 1, 1995 with a penalty of the unamortized leasing commissions ($12,960.00) and tenant improvements (if any).

     6. "Pivot" shall not make any material changes in or about the "Property" without the prior written consent of the "Owner", and shall leave the "Property" and parking lot in as good order and condition as when received.

     7. "Pivot's" use of the "Property" shall not interfere with the coming and going of the "Owner" or Owner's tenants or employees who may or may not occupy a portion of the premise. Likewise, "Owner" and Owner's tenants or employees shall not interfere with "Pivot's" use of the "Property" in connection with "Pivot's" activities.

     8. "Pivot" agrees to indemnify and hold "Owner" harmless from any and all loss and/or liabilities incurred by "Owner", including attorney's fees and costs for defense, as a result of or arising out of "Pivot's" use of the premises. "Pivot" represents that it has a policy of General Liability and Property Damage insurance in the amount of at least One Million Dollars ($1,000,000) for each occurrence and that it will have "Owner" named as an additional insured on said policy, and that "Owner" will be provided with a certified copy of such policy prior to September 1, 1994.

     9. Both "Owner" and "Pivot" agree to release and relieve each other, and waive our entire right of recovery against the other for consequential loss or damage arising out of or incident to the perils covered by the Liability and Property Damage Insurance carried by each party, whether due to the negligence of either of us or our respective agents, employees, contractors, and/or invitees. The only damages that either of us will be able to recover are for direct out-of-pocket actual loss.

     10. "Pivot" will obtain all permits required by the city of Tukwila, Washington, if any, in connection with the use of the "Property". If "Pivot" is unable to obtain permits, this Lease will be terminated and "Pivot" shall be obligated to pay "Owner" that portion of the consideration accrued, based on the prorated daily


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          share computed through the date of such cancellation or termination and "Owner" shall refund to "Pivot" the balance of any advance consideration paid.

     11. "Pivot" shall comply and abide by all local laws, regulations, covenants and restrictions of record now in effect, which relate to the "Property" and the occupation and use by "Pivot" of the "Property". "Pivot" further agrees that it shall conduct its business in a lawful manner and shall not use or permit the use of the "Property" in any manner which will violate the law or any such regulation.

     12. "Owner" shall not be entitled to any sum rights or consideration in connection with this agreement except as specifically provided for herein.

     13. If either party named herein brings an action to enforce the terms hereof declared hereunder, the prevailing party in such action, trial or appeal thereof, shall be entitled to its reasonable outside attorney's fees to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the party who seeks to enforce a right hereunder. The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be as to fully reimburse all reasonable outside attorney's fees in good faith. Prevailing party shall be defined as that party receiving judgment or award equal to or more favorable than that offered in writing prior to trial or arbitration.

     14. Both parties warrant that they have full authority to enter into this Agreement and grant the rights herein contained.

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o    This Lease Agreement sets forth the entire understanding of the parties and may not be altered except by writing and signed by both parties.

o    An exhibit of floor plan is part of this agreement.

o    An exhibit for insurance application is part of this agreement.

o    The "Property" will at all times remain a "NON-SMOKING SITE".

If the foregoing is in accordance with your understanding and agreement, please acknowledge your approval and acceptance in the spaces provided below.



State of Washington
County of ________

          I certify that I know or have satisfactory evidence that Peter Chilk is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the President of Sound Floor Coverings, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:  August 30, 1994                 /s/ Peter Chilk
                                        --------------------------------
                                        (Signature)
           (seal or stamp)        President
                                  --------------------------------------
                                   Title

________________________________        My appointment expires: _______________
Notary signature



State of Washington
County of ________________

          I certify that I know or have satisfactory evidence that Dean A. Seiff is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument and acknowledged it as the VP Distribution of Pivot Rules, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:  August 30, 1994                 /s/ Dean A. Seiff
                                        ----------------------------------
                                       (Signature)
           (seal or stamp)         VP Distribution
                                        Title
-------------------------------
Notary signature                        My appointment expires: _______________